Final – February 27, 2008

EXHIBIT 10.22

INDEMNIFICATION AGREEMENT

THIS AGREEMENT (the “Agreement”) dated the 29th of February, 2008

BETWEEN:

DEBONDO CAPITAL LIMITED (HONG KONG)

(“DeBondo”)

AND:

BARK CORPORATION A/S, a Danish corporation

(“Bark”)

(A) DeBondo has entered into an engagement agreement with Bark whereby DeBondo agreed to provide advisory services necessary to list Bark’s shares on the American Stock Exchange (“AMEX”) through a two stage process consisting of an initial quotation of Bark’s shares on the OTC Bulletin Board (the “OTCBB”) and a subsequent listing of such shares on AMEX.

(B) DeBondo has introduced Bark to Exwal Inc., a Nevada Corporation, in order to facilitate the listing.

(C) Exwal has agreed to enter into share purchase agreements with the shareholders of Bark pursuant to which Exwal will agree to purchase all of the issued and outstanding share capital of Bark.

(D) It is a condition to the shareholders of Bark entering into such share purchase agreements with Exwal that DeBondo enter into this Agreement.

(E) DeBondo has agreed to enter into this Agreement with Bark in order to enable Exwal to complete the acquisition of Bark.

THIS AGREEMENT WITNESSES that the parties AGREE as follows:

PART 1

INTERPRETATION

Interpretation

1.1 In this Agreement, except as otherwise expressly provided or as the context otherwise requires,

(a) “Bark” means Bark Corporation A/S, a corporation incorporated pursuant to the laws of Denmark;

(b) “Bark Acquisition” means the acquisition by Exwal of all of the issued and outstanding share capital of Bark pursuant to the Share Purchase Agreements;

(c) “Exwal” means Exwal Inc., a corporation incorporated pursuant to the laws of Nevada;

(d) “Share Purchase Agreements” means separate share purchase agreements to be entered into between Exwal and the shareholders of Bark whereby Exwal will agree to complete the Bark Acquisition.

PART 2

INDEMNIFICATION

Indemnification

2.1 Subject to and conditional upon the closing of the Bark Acquisition on or prior to April 30, 2008, DeBondo hereby agrees to indemnify and save Bark and the shareholders of Bark harmless from any and all losses, liabilities, actions, costs, damages and expenses arising from the material breach by Exwal or the material inaccuracy or untruth of any the representations and warranties of Exwal as set forth in Share Purchase Agreements. For the purposes of this Agreement, a breach or an inaccuracy or untruth of any of the representations or warranties of Exwal shall not be considered material if the loss, liability, action, cost, damage or expense attributable to such breach or inaccuracy or untruth is less than $10,000.

2.2 In the event that Exwal exercises the right to redeem the shares held by the present Exwal shareholders pursuant to the Repurchase and Lock-Up Agreement, DeBondo shall be liable to pay to Exwal a compensation of $25,000, irrespective of whether any loss has been substantiated pursuant to Clause 3.1.

PART 3
TERMINATION

Termination

3.1 This Agreement will terminate when the following conditions have been fulfilled:

(a) delivery by Exwal to Bark and the shareholders of Bark of audited financial statements of Exwal which do not conflict with the representations and warranties of Exwal set forth in the Share Purchase Agreements, and

(b) absence of repurchase by Exwal pursuant to the Repurchase and Lock-Up Agreement as of June 30 2008.

PART 4

GENERAL

Entire Agreement

4.1 This Agreement constitutes the entire agreement between the parties and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding,

whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject matter of this Agreement.

Amendment

4.2 This Agreement may not be amended except in writing signed by the parties.

Assignment

4.3 Neither of the parties may assign any right, benefit or interest in this Agreement without the consent of the other, and any purported assignment without such consent will be void.

Governing Law

4.4 This Agreement is and will be deemed to have been made in the United Kingdom and for all purposes will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the State of Nevada, and the rights and remedies of the parties will be determined in accordance with those laws.

Attornment

4.5 Each party irrevocably attorns to the jurisdiction of the courts the United Kingdom and all courts having appellate jurisdiction thereover, and any proceeding commenced or maintained in respect of or arising as a consequence of this Agreement will be commenced or maintained only in such of those courts as is appropriate.

Binding Effect

4.6 This Agreement will enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

Further Assurances

4.7 Each party will, at its own expense and without expense to the other party, execute and deliver such further agreements and other documents and do such further acts and things as the other party reasonably requests to evidence, carry out or give full force and effect to the intent of this Agreement.

Counterparts

4.8 This Agreement may be executed in any number of counterparts with the same effect as if both parties to this Agreement had signed the same document and all counterparts will be construed together and will constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

DEBONDO CAPITAL LIMITED (HONG KONG)

Per:
/s/ Ulrik Debo
Authorized Signatory

BARK CORPORATION A/S.

Per: 29/2/08
/s/ Bent Helvang
Authorized Signatory